SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TRIPLE-S MANAGEMENT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

TRIPLE-S MANAGEMENT CORPORATION

PO BOX 363628
SAN JUAN, PUERTO RICO 00936-3628

NOTICE TO CONTINUE
THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON SUNDAY, FEBRUARY 23, 2003

To the Shareholders of Triple-S Management Corporation:

The Board of Directors convenes the Shareholders in order to continue the work of the Special Meeting begun on Sunday, October 13, 2002.

The Special Meeting of Shareholders will continue on Sunday, February 23, 2003 at 9:00 am, in the Ponce de León Rooms A, B, and C of the Condado Plaza Hotel, on 999 Ashford Avenue, San Juan, Puerto Rico.

On September 13, 2002, the Board of Directors sent you the Proxy Statement, the Modified and Amended Articles of Incorporation (Appendix A), the Modified and Amended Corporate By-laws (Appendix B), the Invitation and the Notice for the Special Meeting, and the Form of Proxy of the Board of Directors.

The Meeting will take place exclusively to consider the following matters:

1.	RESOLUTION NUMBER 1

Presented by the Board of Directors in order to approve the amendments to the Articles of Incorporation of Triple-S Management Corporation, attached as Appendix A to the Proxy Statement, which are required in order to implement the Proposal approved by the Shareholders in the Annual Shareholders Meeting held on April 29, 2001 to increase the shareholders base and to enable the spouse or the heirs of a Shareholder to be shareholders of Triple-S Management Corporation. The final approval of this Resolution Number 1 is subject to the approval by the Shareholders of Resolution Number 2.

2.	RESOLUTION NUMBER 2

Presented by the Board of Directors in order to approve the amendments to the By-laws of Triple-S Management Corporation, attached as Appendix B to the Proxy Statement, which are required in order to implement the Proposal approved by the Shareholders in the Annual Shareholders Meeting held on April 29, 2001 to increase the shareholders base and to enable the spouse or the heirs of a Shareholder to be shareholders of Triple-S Management Corporation. The final approval of this Resolution Number 2 is subject to the approval by the Shareholders of Resolution Number 1.

The Board of Directors has set the date of September 10, 2002, as the date to determine the Shareholders that have the right to be convened and to vote at the Special Meeting.

It is very important that all of you are present at the continuation of the Special Meeting and that you personally exercise your right to vote. However, if you cannot attend, we ask that you sign and date the Form of Proxy of the Board of Directors being solicited by the Board of Directors of Triple-S Management, and that you send it by fax or by mail to:

OFFICE OF THE SECRETARY OF THE BOARD OF DIRECTORS
TRIPLE-S MANAGEMENT CORPORATION
PO BOX 363628
SAN JUAN, PUERTO RICO 00936-3628

Fax: (787) 749-4191 or 706-4023

Attention: Dr. Jesús R. Sánchez-Colón
Secretary of the Board of Directors

The Shareholders may personally register their Proxies with the Office of the Secretary of Triple-S Management, situated on the sixth floor of the principal offices of the Triple-S Building, on 1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico, before February 23, 2003 and during Triple-S Management’s office hours. These are Monday to Friday from eight in the morning (8:00 am) to four thirty in the afternoon (4:30 pm), except Saturdays, Sundays and Holidays.

The Shareholders shall have the opportunity to personally register their Proxies in the Panamá Room in the Condado Plaza Hotel, San Juan, Puerto Rico, on Saturday, February 22, 2003, from one o’clock (1:00 pm) until five in the afternoon (5:00 pm). Those Shareholders that do not register their Proxies before the date set for the continuation of the Special Meeting, will be able to register them on Sunday, February 23, 2003, from 7:30 am until the Registry of Proxies is ordered to be closed. The Board of Directors counts with your participation.

San Juan, Puerto Rico January 24, 2003	By Order of the Board of Directors

/s/ Fernando J. Ysern-Borrás Dr. Fernando J. Ysern-Borrás Chairman of the Board of Directors	/s/ Jesús R. Sanchéz-Colón Dr. Jesús R. Sánchez-Colón Secretary of the Board of Directors

We cordially invite all of our Shareholders to attend the continuation of the
Special Meeting of Triple-S Management. It is important that your shares be represented, regardless of the number of shares that you own.